                                                                    Exhibit 10.2


                                AMENDMENT NO. 1
                                COINSTAR, INC.

                          2000 EQUITY INCENTIVE PLAN

                           ADOPTED DECEMBER 14, 2000

     Section 11(b) of the 2000 Equity Incentive Plan (the "Plan") of Coinstar, Inc. is hereby amended and restated as follows:

          "(b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law (a "Company Transaction"): (i) any surviving corporation or a parent of such surviving corporation shall assume any vested or unvested Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. Except as otherwise provided in the Agreement evidencing the Stock Award, any such Stock Awards that are assumed or replaced in a connection with a Company Transaction and do not otherwise accelerate at that time shall automatically become fully vested and exercisable with respect to 50% of the unvested portion of the Stock Award (the forfeiture or repurchase provisions to which such Stock Awards may be subject shall lapse to the same extent) in the event that the Employee's employment or service relationship with the successor company should terminate (i) in connection with the Company Transaction or (ii) subsequently within one year following such Company Transaction, unless such employment or service relationship is terminated by the successor company for Cause or by the Employee voluntarily without Good Reason; provided, that such acceleration shall not occur if such acceleration would render unavailable "pooling of interests" accounting treatment for any Company Transaction for which pooling of interests accounting treatment is sought by the Company. In the event any surviving corporation or its parent refuses to assume or continue such Stock Awards, or to substitute similar

          Stock Awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated, the vesting of such Stock Awards shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

          "Good Reason" means the occurrence of any of the following events or conditions and the failure of the successor company to cure such event or condition within 30 days after receipt of written notice from the
          Employee:

     (a) a change in the Employee's status, position or responsibilities (including reporting responsibilities) that, in the option holder's reasonable judgment, represents a substantial reduction in the status, position or responsibilities as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities that, in the Employee's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Employee from or failure to reappoint or reelect the Employee to any of such positions, except in connection with the termination of the Employee's employment for Cause, as a result of his or her Disability or death, or by the Employee other than for Good Reason;

     (b)  a reduction in the Employee's annual base salary;

     (c) the successor company's requiring the Employee (without the Employee's consent) to be based at any place outside a 50-mile radius of his or her place of employment prior to a Company Transaction, except for reasonably required travel on the successor company's business that is not materially greater than such travel requirements prior to the Company Transaction;

     (d) the successor company's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Employee was participating at the time of a Company Transaction, including, but not limited to, the Plan, or (ii) provide the Employee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Company Transaction;

     (e) any material breach by the successor company of its obligations to the Employee under the Plan or any substantially equivalent plan of the Successor Company; or

     (f) any purported termination of the Employee's employment or service relationship for Cause by the successor company that is not in accordance with the definition of Cause under the Plan.

     "Cause," unless otherwise defined in an employment or services agreement between the Company and an Employee, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

     The remainder of the Plan shall remain unchanged and in full force and effect. The Board of Directors of Coinstar, Inc., approved this Amendment No.1 on March 15, 2001.

                                      -3-